UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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TRILOGY METALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

Trilogy Metals Announces Date of Annual Shareholders Meeting

and Provides Update on Ambler Access Road

March 28, 2024 - Vancouver, British Columbia - Trilogy Metals Inc. (TSX / NYSE American: TMQ) ("Trilogy Metals” or "the Company”) will hold the Company’s 2024 Annual General Meeting of the Shareholders (“AGM”) on Wednesday, May 22, 2024 at 10:00 am Pacific Time at the office of the Company, Suite 1150, 609 Granville Street, Vancouver, British Columbia.

All current directors will stand for re-election at the AGM. Other items of business include the approval of unallocated entitlements under the Company’s 2012 Equity Incentive Plan. Pursuant to Toronto Stock Exchange rules, all unallocated options, rights and entitlements require shareholder approval every three years following institution of the plan.

The Company is also asking shareholders to approve the adoption of a new 2024 Non-Employee Directors Fixed Deferred Share Unit Plan (“Fixed DSU Plan”). Prior to 2022, the directors were only allowed to elect to take up to 50% of their annual retainers in deferred share units (“DSUs”) and the remainder of their fees was paid out in cash. Since 2022, due to cash preservation efforts, the Company’s non-executive directors have been taking 100% of their directors’ fees in DSUs, for which they will receive common shares of the Company upon their retirement from the Board of Directors. This effort has saved cash outflows for the Company but, as a result, more DSUs have been issued. The Company’s existing DSU Plan has a limited number of units available for future grants to directors and, to continue with cash-saving efforts, the Company proposed to set aside 1,200,000 common shares for grants to non-executive directors in a new Fixed DSU Plan. To reduce further dilution for the shareholders of the Company, the Board of Directors has approved the termination of the Ambler Metals Equity Plan, which has 1,181,519 common shares available for future grants, upon shareholder approval of the new Fixed DSU Plan. The Company’s largest shareholder Electrum Strategic Opportunities Fund L.P. is in favor of the proposal.

Shareholders as of the record date of March 27, 2024 will be eligible to vote at the AGM. The Company’s 2024 Management Information Circular (also called a proxy statement), which contains information about all director nominees and other items of business was filed today and is now available to the public. As always, we encourage you to vote your shares prior to the AGM.

No presentations or updates on the Company’s activities will be provided at the AGM. The Company’s most recent investor presentation can be found on our website at www.trilogymetals.com. Any investor who would like further information on the items of business at the AGM or the Company’s activities is welcome to contact us directly.

1	Trust | Respect | Integrity

Proxy Statement Filed with Regulators

Additional information about the AGM can be found in the Company’s 2024 Management Information Circular (or proxy statement), which has been filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulatory authorities. The 2024 Management Information Circular is available on the Company’s website at https://trilogymetals.com/investors/proxy-circular and on the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the AGM. The Company has filed its 2024 Management Information Circular with the SEC and Canadian securities regulatory authorities in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Ambler Access Project

On March 18, 2024 the United States Bureau of Land Management (“BLM”) filed its 11th status report with the Courts stating that it posted the Draft Supplemental Environmental Impact Statement (“SEIS”) on its ePlanning website on October 13, 2023 and published notice of availability of the Draft SEIS in the Federal Register on October 20, 2023. The public comment period ended on December 22, 2023. The BLM conducted several public meetings concerning the Draft SEIS, and conducted associated ANILCA Section 810 hearings on subsistence use in communities affected by the project. The BLM had previously reported that it anticipated publishing a Final SEIS in the first quarter of calendar year 2024, but now anticipates publishing a Final SEIS in the second quarter of calendar year 2024. The BLM continues to anticipate publishing a Record of Decision within the second quarter of calendar year 2024.

The Ambler Access Project (“AAP”) is a proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects (“UKMP”) to the Dalton Highway that will enable the advancement of exploration and development at the Ambler Mining District, home to some of the world's richest known copper-dominant polymetallic deposits.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide (“VMS”) deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy’s vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

2	Trust | Respect | Integrity

Company Contacts
Tony Giardini	Elaine Sanders
President & Chief Executive Officer	Vice President & Chief Financial Officer

604-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the date and time of the AGM, items of business at the AGM, the Company’s plans to provide further updates and the timing thereof, the anticipated timing of publishing the final SEIS and publishing of a Record of Decision, the benefits of the AAP, shareholder approval of the proposals brought forward at the AGM, Toronto Stock Exchange final approval of the Fixed DSU Plan and the Company’s expectations and plans with regards to the development of the Ambler Mining District are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the uncertainties involving our assumptions with respect to the impact of the novel coronavirus (COVID-19), whether the Alaska Industrial Development and Export Authority will build the APP, the results of the SEIS and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2023 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

3	Trust | Respect | Integrity